SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2013

MELA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, NY	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (914) 591-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2013, MELA Sciences, Inc. (the “Company”) announced that Dr. Joseph V. Gulfo, has resigned as Chairman, President, Chief Executive Officer and a member of the Board of Directors effective June 15, 2013.

On June 17, 2013, the Company also announced that David K. Stone, age 56, was appointed as the Company’s new Chairman. Mr. Stone was appointed as a member of the Company’s Board of Directors in December 2011. In June 2006, Mr. Stone founded Liberty Tree Advisors, LLC, a life sciences investment banking and consulting firm where he is currently a Managing Director. Prior to this, from 2000 to 2006, Mr. Stone was a Managing Director and Partner at Flagship Ventures, a venture capital fund focused in the life sciences industry.

On June 17, 2013, the Company further announced the appointment of Robert C. Coradini, age 53, a member of the Company’s Board of Directors since December 2011, to serve as the Company’s Interim Chief Executive Officer, to serve in such role until the appointment of a new Chief Executive Officer.

Prior to his appointment as the Company’s Interim Chief Executive Officer, Mr. Coradini served as an expert to the medical device and biotechnology industry. Prior to this and since 1996 Mr. Coradini served in various executive capacities at several Johnson & Johnson (“J&J”) companies. From June 2005 to May 2009, Mr. Coradini served as President of New Ventures for J&J Consumer Products Company which also included leading and growing OrthoNeutrogena (aka OrthoDermatologics), a leader in dermatology care, from January 2006 thru May 2009. From January 2003 through June 2005, Mr. Coradini served as President of CardioVations/Ethicon, a J&J Company involved with cardiac surgery and tissue management. From June 2000 to January 2003 Mr. Coradini was President of Lifescan, a J&J Company that provides medical devices to the diabetes market. Before Lifescan, Mr. Coradini was head of Business Development for J&J’s Medical Devices & Diagnostic Group and before that President of Cordis Endovascular. Prior to J&J, Mr. Coradini was with General Electric for ten years, seven of which were with GE Medical Systems. Mr. Coradini currently serves on the Board of Directors of WaferGen BioSystems, Inc. and chairs its Nominating and Governance Committee and is a member of its Compensation Committee.

A copy of the press release announcing the departure of Dr. Gulfo and the appointment of Mr. Coradini is attached as Exhibit 99.1. and is incorporated herein by reference.

Item 9.01 - Exhibits

(d) Exhibits

Exhibit 99.1	Press release of MELA Sciences, Inc. dated June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA SCIENCES, INC.
(registrant)

June 20, 2013	By:	/s/ Richard I. Steinhart
Richard I. Steinhart
Senior Vice President and Chief Financial Officer

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